EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2022 Third Quarter Results

STAMFORD, Conn., Aug. 03, 2022 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2022 third quarter and nine months ended June 30, 2022.

Three Months Ended June 30, 2022 Compared to the Three Months Ended June 30, 2021
For the fiscal 2022 third quarter, Star reported a 55.1 percent increase in total revenue to $439.1 million compared with $283.1 million in the prior-year period, reflecting an increase in selling prices for all petroleum products in response to higher wholesale costs.

The volume of home heating oil and propane sold during the fiscal 2022 third quarter increased by 2.7 million gallons, or 7.3 percent, to 40.7 million gallons as the additional volume provided from acquisitions and other factors more than offset the impact from net customer attrition. Temperatures in Star's geographic areas of operation for the fiscal 2022 third quarter were similar to the fiscal 2021 third quarter and 8.0 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net loss decreased by $1.5 million in the quarter, to $10.6 million, as a favorable change in the fair value of derivative instruments of $3.0 million more than offset an increase in the Adjusted EBITDA loss of $1.2 million.

The Company’s third quarter Adjusted EBITDA loss increased by $1.2 million, to a loss of $11.1 million, as higher operating expenses more than offset the impact of a 2.7 million gallon increase in home heating oil and propane volume and higher home heating oil and propane per gallon margins.

“As with last quarter, Star continued to be challenged by higher commodity prices and related expenses this period, exemplified by wholesale product costs which were nearly double those of 2021,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “Temperatures were roughly the same year-over-year, and we focused on new business development, growing installation and service revenue, and preparing Star for the upcoming heating season. I’m pleased to report that we acquired one heating oil dealer in the period – adding approximately 3.8 million gallons annually to our portfolio – then, just after the quarter, we extended our credit facilities to 2027; this expanded our ability to borrow up to $550 million for our seasonal working capital requirements. We also increased the Company’s term loan to $165 million. We believe these changes will expand and extend our financial flexibility during periods of significant product cost increases.”

Nine Months Ended June 30, 2022 Compared to the Nine Months Ended June 30, 2021
For the first nine months of fiscal 2022, Star reported a 35.6 percent increase in total revenue to $1.7 billion, reflecting an increase in selling prices in response to higher wholesale product costs, partially offset by a decrease in total volume sold.

The volume of home heating oil and propane sold during the first nine months of fiscal 2022 decreased by 8.4 million gallons, or 2.9 percent, to 276.7 million gallons, as slightly warmer temperatures, net customer attrition and other factors more than offset the impact from acquisitions. Temperatures in Star's geographic areas of operation for the first nine months of fiscal 2022 were 0.5 percent warmer than during the prior-year comparable period and 9.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income decreased by $25.7 million, to $85.3 million, as an unfavorable change in the fair value of derivative instruments of $18.5 million and a decrease in Adjusted EBITDA of $14.1 million more than offset a decrease in the Company’s income tax expense of $8.1 million.

Year-to-date Adjusted EBITDA decreased by $14.1 million, to $141.1 million, compared to the prior-year period as a decline in home heating oil and propane volume and an increase in operating expenses more than offset an increase in home heating oil and propane per gallon margins. Operating expenses rose by $23.9 million reflecting a $2.3 million lower benefit recorded from the Company’s weather hedge, additional costs from acquisitions of $3.9 million and a $17.7 million, or 6.9%, increase in expense within the base business reflecting higher credit card fees and bad debt reserves (in aggregate, $5.7 million), higher vehicle fuel costs ($1.3 million), and greater medical and other insurance related expenses ($4.8 million). The remaining increase of expenses in the base business of $5.9 million, or 2.3% was due to wage, benefit and other expense increase.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, August 4, 2022. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the impact of geopolitical events, such as the crisis in the Ukraine, on wholesale product cost volatility, the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; cyber-attacks; inflation; global supply chain issues; labor shortages; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2021. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2022	2021
(in thousands)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,964	$4,767
Receivables, net of allowance of $8,897 and $4,779, respectively	187,355	99,680
Inventories	82,424	61,183
Fair asset value of derivative instruments	45,868	26,222
Prepaid expenses and other current assets	34,358	30,140
Total current assets	358,969	221,992
Property and equipment, net	104,563	99,123
Operating lease right-of-use assets	89,279	95,839
Goodwill	256,471	253,398
Intangibles, net	88,924	95,474
Restricted cash	250	250
Captive insurance collateral	66,893	69,933
Deferred charges and other assets, net	18,092	17,854
Total assets	$983,441	$853,863
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$43,401	$37,291
Revolving credit facility borrowings	60,395	8,618
Current maturities of long-term debt	11,500	17,621
Current portion of operating lease liabilities	16,164	16,446
Accrued expenses and other current liabilities	140,161	121,221
Unearned service contract revenue	60,175	56,972
Customer credit balances	49,254	86,828
Total current liabilities	381,050	344,997
Long-term debt	153,129	92,385
Long-term operating lease liabilities	77,961	84,019
Deferred tax liabilities, net	37,050	29,014
Other long-term liabilities	15,549	25,244
Partners' capital
Common unitholders	335,780	295,063
General partner	(2,916)	(2,821)
Accumulated other comprehensive loss, net of taxes	(14,162)	(14,038)
Total partners' capital	318,702	278,204
Total liabilities and partners' capital	$983,441	$853,863

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per unit data - unaudited)	2022	2021	2022	2021
Sales:
Product	$358,236	$205,045	$1,481,963	$1,044,748
Installations and services	80,865	78,055	227,951	215,787
Total sales	439,101	283,100	1,709,914	1,260,535
Cost and expenses:
Cost of product	291,236	146,108	1,058,164	631,807
Cost of installations and services	70,560	66,901	214,744	200,565
(Increase) decrease in the fair value of derivative instruments	(7,669)	(4,714)	(11,881)	(30,333)
Delivery and branch expenses	83,914	74,871	280,389	256,500
Depreciation and amortization expenses	8,067	8,568	24,596	24,793
General and administrative expenses	6,251	6,209	18,829	18,770
Finance charge income	(1,762)	(1,079)	(3,300)	(2,284)
Operating income (loss)	(11,496)	(13,764)	128,373	160,717
Interest expense, net	(2,635)	(1,957)	(7,422)	(5,944)
Amortization of debt issuance costs	(222)	(242)	(698)	(732)
Income (loss) before income taxes	(14,353)	(15,963)	120,253	154,041
Income tax expense (benefit)	(3,766)	(3,909)	34,972	43,071
Net income (loss)	$(10,587)	$(12,054)	$85,281	$110,970
General Partner's interest in net income (loss)	(93)	(98)	726	879
Limited Partners' interest in net income (loss)	$(10,494)	$(11,956)	$84,555	$110,091

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.29)	$(0.30)	$2.24	$2.69
Dilutive impact of theoretical distribution of earnings	-	-	0.36	0.45
Basic and diluted income (loss) per Limited Partner Unit:	$(0.29)	$(0.30)	$1.88	$2.24

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	36,781	40,041	37,739	40,897

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended June 30,
(in thousands)	2022	2021
Net loss	$(10,587)	$(12,054)
Plus:
Income tax benefit	(3,766)	(3,909)
Amortization of debt issuance costs	222	242
Interest expense, net	2,635	1,957
Depreciation and amortization	8,067	8,568
EBITDA	(3,429)	(5,196)
(Increase) / decrease in the fair value of derivative instruments	(7,669)	(4,714)
Adjusted EBITDA	(11,098)	(9,910)
Add / (subtract)
Income tax benefit	3,766	3,909
Interest expense, net	(2,635)	(1,957)
Provision for losses on accounts receivable	3,097	366
Decrease in accounts receivables	72,459	68,033
(Increase) decrease in inventories	(1,924)	2,701
Increase in customer credit balances	12,416	12,902
Change in deferred taxes	3,292	59
Change in other operating assets and liabilities	(5,365)	(22,118)
Net cash provided by operating activities	$74,008	$53,985
Net cash used in investing activities	$(11,267)	$(6,900)
Net cash used in financing activities	$(71,459)	$(50,468)

Home heating oil and propane gallons sold	40,700	38,000
Other petroleum products	38,100	40,800
Total all products	78,800	78,800

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2022	2021
Net income	$85,281	$110,970
Plus:
Income tax expense	34,972	43,071
Amortization of debt issuance costs	698	732
Interest expense, net	7,422	5,944
Depreciation and amortization	24,596	24,793
EBITDA	152,969	185,510
(Increase) / decrease in the fair value of derivative instruments	(11,881)	(30,333)
Adjusted EBITDA	141,088	155,177
Add / (subtract)
Income tax expense	(34,972)	(43,071)
Interest expense, net	(7,422)	(5,944)
Provision for losses on accounts receivable	5,264	622
Increase in accounts receivables	(92,604)	(35,954)
Increase in inventories	(19,972)	(6,951)
Decrease in customer credit balances	(38,497)	(30,519)
Change in deferred taxes	7,837	12,682
Change in other operating assets and liabilities	7,845	13,416
Net cash (used in) provided by operating activities	$(31,433)	$59,458
Net cash used in investing activities	$(24,770)	$(46,862)
Net cash provided by (used in) financing activities	$60,400	$(64,007)

Home heating oil and propane gallons sold	276,700	285,100
Other petroleum products	113,700	114,100
Total all products	390,400	399,200

 Source: Star Group, L.P.

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com